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                                                                      EXHIBIT 21

              SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of Sonoco Products Company, pursuant to Item 601(21) of Regulation S-K, as of December 31, 1999 are:

     1. Paper Stock Dealers, Inc., 100%-owned domestic subsidiary, incorporated in the State of North Carolina.

     2. Sonoco-Crellin Holdings, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

          a. Crellin International, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware, holder of securities in:

               1. Sonoco-Crellin, Inc., 100%-owned domestic subsidiary, incorporated in the State of New York.

                    a.   Crellin Europe B.V., 100%-owned Dutch subsidiary.

                         1.   Crellin B.V., 100%-owned Dutch subsidiary.

               2. Sebro Plastics, Inc., 100%-owned domestic subsidiary, incorporated in the State of Michigan.

                    a. Convex Mold, Inc., 100%-owned domestic subsidiary, incorporated in the State of Michigan.

               3. Injecto Mold, 100%-owned domestic subsidiary, incorporated in the State of Illinois.

     3. SPC Management, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

          a. SPC Capital Management, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

               1. Sonoco Machinery Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

                    a.   Harlands France SARL, 100%-owned French subsidiary.


          b. SPC Resources, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.



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                                                                      EXHIBIT 21

              SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT, CONTINUED

          c. Sonoco International, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware, holder of securities in:

               1.   Kemkin Holdings, Ltd., 100%-owned Gibraltar subsidiary.

               2. Sonoco Netherlands Holding II BV, 100%-owned Dutch subsidiary.

               3.   Sonoco Limited, 100%-owned Canadian subsidiary.

               4.   Sonoco Luxembourg SARL, 100%-owned Luxembourg subsidiary.

                    a.   NRO Sonoco, Inc., 100%-owned Canadian subsidiary.

                    b. Sonoco Products Company U.K. Unlimited, 100%-owned U.K. subsidiary.

                         1.   Sonoco UK Limited, 100%-owned U.K. subsidiary.

                         2. Sonoco Consumer Products Limited, U.K., 100%-owned U.K. subsidiary.

                    c. Sonoco Netherlands Holdings I BV, 100%-owned Dutch subsidiary.

                         1.   Sonoco Norge AS, 100%-owned Norwegian subsidiary.

                         2. Sonoco Ambalaj San ve Tic AS, 100%-owned Turkish subsidiary.

                    d. Sonoco Deutschland Holdings GmbH, 100%-owned German subsidiary.

                         1. Sonoco Deutschland GmbH, 100%-owned German subsidiary.

                         2.   Sonoco Plastics GmbH, 100%-owned German
                              subsidiary.

                         3.   Sonoco IPD GmbH, 100%-owned German subsidiary.

                              a. Sonoco OPV Hulsen GmbH, 100%-owned German partnership.

                         4.   Sonoco Caprex AG, 72%-owned Swiss subsidiary.


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                                                                      EXHIBIT 21

              SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT, CONTINUED

                         5.   Sonoco CPD GmbH, 100%-owned German subsidiary.

                         6.   Burk GmbH, 100% owned German subsidiary.

                    e.   Sonoco SARL, 100%-owned French subsidiary.

                         1. Sonoco Holding France, 100%-owned French subsidiary.

                              a.   Sonoco L'homme S.A., 100%-owned French
                                   subsidiary.

                                   1.   Sonoco Eurocore, S.A., 100%-owned
                                        Belgian subsidiary.

                                   2.   Sonoco Paper France S.A., 100% owned
                                        French subsidiary.

                                        a.   Sonoco IPD France SA., 100% owned
                                             French subsidiary.

                              b. Sonoco Consumer Products S.A., 100%-owned French subsidiary.

               5.   FCC Sonoco, 100%-owned French subsidiary.

               6. Neunundzwanzigste Lydia Vermogensverwaltungs GmbH, 100%-owned Germany subsidiary.

               7. Sonono Deustschland Vermogensverwaltungs GmbH & Co. KG, 100%-owned Germany subsidiary.

               8.   Sonoco Asia, L.L.C., 76%-owned limited liability company.

                    a. Sonoco Singapore Pte, Ltd., 100%-owned Singapore subsidiary.

                         1. Sonoco Holdings SDN BHD, 100%-owned Malaysian subsidiary.

                         2.   Sonoco Malaysia, 51%-owned Malaysian subsidiary.

                    b. Sonoco Taiwan Limited, 100%-owned Republic of China subsidiary.

                    c.   Sonoco Thailand Ltd., 70%-owned Thai subsidiary.


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                                                                      EXHIBIT 21

              SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT, CONTINUED



                    d. Sonoco Hongwen, L.L.C., 80%-owned limited liability company.

                    e. Sonoco Products Malaysia, SDN BHD, 100%-owned Malaysian subsidiary.

               9. Sonoco Asia Management Company, L.L.C., 71%-owned limited liability company.

               10.  Sonoco Participacoes Ltda., 100%-owned Brazilian subsidiary.

                    a. Sonoco For-Plas do Brazil Ltda., 51%-owned Brazilian subsidiary.

               11. Inversiones Sonoco do Chile Ltda, 100%-owned Chilean subsidiary.

                    a.   Sonoco de Chile, 70%-owned Chilean subsidiary.

               12.  Grupo Sonoco SA de CV, 100%-owned Mexican subsidiary.

     4.   Sonoco do Brazil Ltda., 100%-owned Brazilian subsidiary.

     5.   Timber Properties, Ltd., (B.V.I.), 100%-owned by Sonoco Products
          Company.

     6. Southern Plug & Manufacturing Co., Inc., 100%-owned domestic subsidiary, incorporated in the state of Louisiana.

     7. Sonoco "SPG", Inc., 100%-owned domestic subsidiary, incorporated in the state of Wisconsin.

     8. Sonoco Flexible Packaging Company, Inc., 100%-owned domestic subsidiary incorporated in the state of South Carolina.

          a. Sonoco Flexible Packaging NC Corporation Inc., 100%-owned domestic subsidiary.

     9.   Sonoco Paperboard Group, L.L.C., 100%-owned limited liability company.

     10. Sonoco Development, Inc., 100%-owned domestic subsidiary, incorporated in the state of South Carolina.